UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 8, 2013

Commission File #: 000-53723

IMMUNOVATIVE, INC.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

65-1102237
(IRS Employer Identification Number)

39 Old Ridgebury Road
Danbury, Connecticut 06180
  (Address of principal US executive offices)

 Tel: (917) 796-9926
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.02 – TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

On January 8, 2013, Immunovative, Inc. (the "Company") received from Immunovative Therapies, Ltd. ("ITL") a notice that purports to terminate effective immediately the license agreement dated as of December 9, 2011, between the Company and ITL.  The notice alleges numerous purported breaches of the license agreement, mainly with respect to the administration and timing of payments from the Company to ITL.  It also demands immediate payment of approximately $4.15 million from the Company to ITL for what it claims to be damages suffered by ITL.

The Company believes that it is in compliance with the material terms of the license agreement and intends to contest strongly the purported termination of the license from ITL.

ITEM 8.01– OTHER EVENTS

All information set forth in Item 1.02 above is hereby incorporated into this Item 8.01.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

99.1	Press release issued on January 9, 2013.

99.2	Press release issued on January 11, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOVATIVE, INC

Date: January 14, 2013	By:	/s/ Seth M. Shaw
Seth M. Shaw
Director

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